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EXHIBIT 32.0

CERTIFICATES PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Ron Squarer, Chief Executive Officer of Array BioPharma Inc. (the "Company") and R. Michael Carruthers, Chief Financial Officer of the Company, do each hereby certify that, to the best of his knowledge and except as corrected or supplemented in a subsequent periodic report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of the date hereof:

  1)
  The Annual Report on Form 10-K of the Company for the year ended June 30, 2012, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

  2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The undersigned have executed this Certificate as of August 16, 2012.

	By:	/s/ RON SQUARER Ron Squarer Chief Executive Officer PRINCIPAL EXECUTIVE OFFICER
Date: August 16, 2012
	By:	/s/ R. MICHAEL CARRUTHERS R. Michael Carruthers Chief Financial Officer PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER
Date: August 16, 2012

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  EXHIBIT 32.0
CERTIFICATES PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002